UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

910 16th Street, Suite 208, Denver, Colorado 80202
(Address of principal executive offices)     (Zip Code)

(303) 572-8900
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2013, Sweetpea Petroleum Pty Ltd (“Sweetpea”), the wholly-owned subsidiary of the registrant, executed a conditional agreement to sell its 50 million shares (24.22% interest) in Falcon Oil & Gas Australia Limited (“FOGA”) to Falcon Oil & Gas Ltd. (“Falcon”), which presently owns a 72.68% interest in FOGA.  Upon completion of the agreement, Falcon would own 96.90% of the issued share capital of FOGA.

Consideration for Sweetpea’s FOGA shares consists of $3 million in cash and 97.86 million Falcon shares (the “Falcon Shares”).  Based on Falcon’s share price of CAD 0.20 at the time the share purchase transaction was agreed between the parties, the total value of the consideration is approximately CAD 22.6 million.  The Falcon Shares would represent approximately 10.7% of Falcon’s issued share capital.

The Falcon Shares will be subject to an escrow agreement whereby the Shares are locked up for three years, with Sweetpea being permitted to sell 15% each year during the lock-up period.

Completion of the agreement is conditioned upon approval by a requisite majority of FOGA shareholders entitled to vote and receipt of approval from the TSX Venture Exchange, on which Falcon’s common stock trades.  Falcon’s shares also trade on the AIM and ESM.  The parties are hopeful that the transaction can be completed by the end of June 2013.

Falcon is an international oil and gas company engaged in the acquisition, exploration and development of conventional and unconventional oil and gas assets, with the current portfolio spread between Australia, South Africa and Hungary.

Receipt of the cash consideration for Sweetpea’s FOGA shares will enable it to continue to focus its efforts on the two exploration permits (EPs 136 and 143) granted in August 2012, which cover approximately 1.5 million acres in the Beetaloo Basin.

FOGA currently owns EPs 76, 98, 99 and 117.  Sweetpea’s EPs 136 and 143 are adjacent to EPs 76, 99, and 117.  As announced earlier by Falcon, Hess Australia (Beetaloo) Pty Limited (“Hess”) entered into a Beetaloo Basin Evaluation and Participation Agreement with FOGA in April 2011 with respect to EPs 76, 98 and 117, and has completed the acquisition of 3,600km of seismic at an estimated cost of $55 million.  Hess, which paid $17.5 million to FOGA for the option, has until June 30, 2013 to commit to the drilling of five exploration wells on EPs 76, 98 and 117 to earn 62.5% in the exploration permits.

Item 9.01       Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Share Sale Agreement between Sweetpea Petroleum Pty Ltd and Falcon Oil & Gas Ltd dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
May 30, 2013	By: /s/ Martin B. Oring Martin B. Oring Chief Executive Officer

 EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Share Sale Agreement between Sweetpea Petroleum Pty Ltd and Falcon Oil & Gas Ltd dated May 23, 2013